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                           UNITED WASTE SYSTEMS, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

  The undersigned hereby appoints Bradley S. Jacobs, John N. Milne, Michael J. Nolan or any of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of United Waste Systems, Inc. (the "Company") to be held on August 26, 1997 at 11:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.

  The Board of Directors of the Company recommends a vote "FOR" Proposal No. 1

1. Approval and adoption of the Agreement and Plan of Merger, dated as of April 13, 1997, by and among the Company, USA Waste Services, Inc., a Delaware corporation, ("USA Waste"), and Riviera Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of USA Waste ("Acquisition"), providing for, among other things, the merger of Acquisition with and into the Company and the conversion of each outstanding share of common stock, par value $.001 per share, of the Company into 1.075 shares of USA Waste common stock, par value $.01 per share.

            [_] FOR       [_] AGAINST       [_] ABSTAIN

                         (TO BE SIGNED ON REVERSE SIDE)


  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

                                   SIGNATURE(S) _______________________________

                                   DATE _______________________________________

                                   NOTE: Please sign exactly as name appears
                                         hereon, joint owners should each
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such.